IMPORTANT: PLEASE READ CAREFULLY BEFORE SIGNING.
               SIGNIFICANT REPRESENTATIONS ARE CALLED FOR HEREIN.

                PARAGRAPH 3 AND PAGES 4 AND 5 REQUIRE COMPLETION

                             SUBSCRIPTION AGREEMENT



PACE Health Management Systems, Inc.
1025 Ashworth Road
West Des Moines, Iowa 50265

Ladies and Gentlemen:

The undersigned hereby tenders this subscription and applies for the purchase of the number of shares of Common Stock, no par value (the "Shares"), of PACE Health Management Systems, Inc., an Iowa corporation (the "Company"), set forth on the signature page below, at a price of $3.25 per Share. By execution of this Subscription Agreement, the undersigned acknowledges that the Company is relying upon the accuracy and completeness of the representations contained herein in complying with its obligations under applicable securities laws.

1.       The undersigned acknowledges and represents as follows:

         (a) That the undersigned has received, carefully reviewed and is familiar with this Subscription Agreement for Common Stock (the "Agreement") and the Prospectus dated August 8, 1996 (together with all appendices and supplements (if any) thereto) (the "Prospectus");

         (b) That the undersigned is in a financial position to hold the Shares for an indefinite period of time and is able to bear the economic risk and withstand a complete loss of the undersigned's investment in the Shares;

         (c) That the undersigned believes the undersigned, either alone or with the assistance of the undersigned's own professional investment advisor, has such knowledge, business acumen and experience in financial and business matters that the undersigned is capable of fully analyzing the financial and other risks applicable to the Company and its business as well as evaluating the merits and risks of the prospective investment in the Shares and has the net worth to undertake such risks;

         (d) That the undersigned has obtained, to the extent the undersigned deems necessary, the undersigned's own personal professional advice with respect to the risks inherent in the investment in the Shares, and the suitability of an investment in the Shares in light of the undersigned's financial condition and investment needs;

         (e) That the undersigned believes that the investment in the Shares is suitable for the undersigned based upon the undersigned's investment objectives and financial needs, and the undersigned has adequate means for providing for the undersigned's current financial needs and personal contingencies and has no need for liquidity of investment with respect to the Shares;

         (f) That the undersigned has been given access to full and complete information regarding the Company and has utilized such access to the undersigned's satisfaction for the purpose of obtaining information in addition to, or verifying information included in the Agreement and the Prospectus and, particularly, the undersigned has either attended or been given reasonable opportunity to attend a meeting with representatives of the Company, including the Company's President, for the purpose of asking questions of, and receiving answers from, such representatives concerning the Company and to obtain any additional information necessary to make an investment decision with respect to the Shares;

         (g) That the undersigned recognizes that an investment in the Shares involves a high degree of risk, including, but not limited to, the risks set forth in the Prospectus under the caption "Risk Factors";

         (h) That the undersigned realizes that (i) the purchase of the Shares is a long-term investment; (ii) the purchaser of the Shares must bear the economic risk of investment for an indefinite period of time because the Shares have not been registered under the securities laws of any state and, therefore, none of such securities can be sold unless they are subsequently registered under said laws or exemptions from such registrations are available; and (iii) the undersigned may not be able to liquidate the undersigned's investment in the event of an emergency or pledge any of such securities as collateral for loans; and

         (i) That the undersigned certifies, under penalties of perjury, that the undersigned is NOT subject to the backup withholding provisions of Section 3406(a)(i)(C) of the Internal Revenue Code of 1986, as amended (Note: you are subject to backup withholding if (i) you fail to furnish your Social Security number or taxpayer identification number herein; (ii) the Internal Revenue Service notifies the Company that you furnished an incorrect Social Security number or taxpayer identification number; (iii) you are notified that you are subject to backup withholding; or (iv) you fail to certify that you are not subject to backup withholding or you fail to certify your Social Security number or taxpayer identification number.)

2. The undersigned represents and warrants that the undersigned is a bona fide resident of, is domiciled in and received the offer and made the decision to invest in the Shares in the State set forth on the signature page below and that the Shares are being purchased by the undersigned in the undersigned's name solely for the undersigned's own beneficial interest and not as nominee for, or on behalf of, or for the beneficial interest of, or with the intention to transfer to, any other person, trust or organization.

3. The undersigned represents and warrants that the undersigned is an "accredited investor" as defined in Rule 501(a) of Regulation D of the Securities Act of 1933, as amended (the "Securities Act"), because the undersigned meets at least one of the following criteria (please check one):

- -----          The undersigned is either (i) a bank as defined in Section
               3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity, any broker or dealer registered pursuant to
               Section 15 of the Securities Exchange Act of 1934, (ii) an insurance company as defined in Section 2(13) of the Securities Act, (iii) an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of such Act, (iv) a Small Business Investment Company licensed by the U.S. Small Business Administration under
               Section 301(c) or (d) of the Small Business Investment Act of 1958, or (v) an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in
               Section 3(21) of such Act, which plan fiduciary is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons who are accredited investors; or

- -----          The undersigned is a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940; or

- -----          The undersigned is a corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000, or an organization described in Section 501(c)(3) of the Internal Revenue Code; or

- -----          The undersigned is a director or executive officer of the
               Company; or

- -----          The undersigned is a natural person whose individual net worth, or joint net worth with his or her spouse, exceeds $1,000,000 at the time of the undersigned's purchase; or

- -----          The undersigned is a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with the undersigned's spouse in excess of $300,000 in each of those years and who reasonably expects to reach the same income level in the current year; or

- -----          The undersigned is a trust, with total assets in excess of
               $5,000,000, not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D of the Securities Act.

- -----          The undersigned is any entity in which all of the equity owners are accredited investors (if this item is checked, a Subscription Agreement and Letter of Investment Intent must be completed for each equity owner of such entity).


4. The undersigned hereby irrevocably agrees that he, she or it will not, without the prior written approval of the Company, offer, sell, contract to sell, make any short sale (including, but not limited to, a "short against the box"), pledge, or otherwise dispose of directly or indirectly, any Shares of Common Stock purchased by the undersigned pursuant to this Agreement for a period of two hundred seventy (270) days following the date on which the Shares are issued to the undersigned pursuant to this Agreement. Notwithstanding the foregoing, any transfer of Shares of Common Stock of the Company which either (i) will not result in any change in beneficial ownership, including, but not limited to, pro rata partnership distributions and transfers into trusts for the benefit of the original holder, or (ii) constitute bona fide gifts of such shares will not require the consent of the Company, provided, that the transferee enters into a lock-up agreement with substantially the same provisions as this Section 4 covering the remainder of the lock-up period hereunder. The undersigned confirms that he, she or it understands that the Company will rely upon the representations set forth in this Agreement in proceeding with the sale and issuance of the Shares hereunder. The undersigned understands that this Agreement is irrevocable and shall be binding on the undersigned and his, her or its respective successors, heirs, personal representative and assigns. The undersigned agrees and consents to the entry of stop transfer instructions with the Company's transfer agent against the transfer of Common Stock or other securities of the Company held by the undersigned except in compliance with this Agreement.

5. Securities laws of certain states may impose requirements in addition to those set forth herein. Acceptance of this subscription by the Company will be contingent on the satisfaction of all such requirements.


                                 SIGNATURE PAGE

I. The Number of Shares of Common Stock of PACE Health Management Systems, Inc. that I wish to Subscribe for:


- -------------------                ---------------------------------------------
 Number of Shares                  Payment enclosed ($3.25 multiplied by the
                                   number of Shares) (Make checks payable to "PACE Health Management Systems, Inc.")

II. Manner in which title is to be held (check the correct box):

    [ ]    Individual                  [ ]  Tenants in Common
    [ ]    Joint Tenants with          [ ]  Corporation
             Right of Survivorship     [ ]  Trust
    [ ]    Partnership                 [ ]  Other (please describe ____________)


III. Name in which title is to be held (please print--the certificates will be issued in this name):


     --------------------------------------------------------------------------
     First Name            Middle Initial             Last Name

     IV. Addresses

     (A.) Address of Subscriber's Domicile and Bona Fide Residence

     --------------------------------------------------------------------------
     Street Address or PO Box

     --------------------------------------------------------------------------
     City, State and Zip Code

     -----------------------------------------
     Telephone Number

     (B.) Address to Which Correspondence Should be Directed
          (if different from above)

     --------------------------------------------------------------------------
     Street Address or PO Box

     --------------------------------------------------------------------------
     City, State and Zip Code

     -----------------------------------------
     Telephone Number


V.   Social Security or Tax ID Number

     -----------------------------------

VI.  Signatures:

     (A)  Individual Signatures


     -----------------------------------      ----------------------------------
     Signature                                Second Signature  (If purchasing
                                              as joint tenants or tenants in
                                              common, both parties must sign)
     -----------------------------------
     Date

     (B)  Corporate, Partnership
          and other Entities


     -----------------------------------      ----------------------------------
     Print Name of Entity                     Entity Type (partnership,
                                              corporation, etc.)

     -----------------------------------      ----------------------------------
     By (signature of person signing)         Its (title of person signing)

     -----------------------------------
     Date





This Subscription Agreement and Letter of Investment Intent is accepted as of _______________, 1996.
(DAY AND MONTH)

                                            PACE HEALTH MANAGEMENT SYSTEMS, INC.


                                            By ________________________________




                            CERTIFICATE OF SIGNATORY
                      (Not to be completed by individuals)


I,_______________________________________________________, am the __ __________
(PRINTED NAME OF PERSON SIGNING; FIRST NAME, MI, LAST NAME)          (TITLE)

of ______________________________________________________________ (the "Entity")
                       (NAME OF ENTITY)

I certify that I am empowered and duly authorized by the Entity to execute and carry out the terms of the Subscription Agreement and Letter of Investment Intent and to purchase and hold the Shares, and certify further that the Subscription Agreement and Letter of Investment Intent has been duly and validly executed on behalf of the Entity and constitutes a legal and binding obligation of the Entity.



IN WITNESS WHEREOF, I have hereto set my hand this______day of___________, 1996.
                                                  (DAY)         (MONTH)


                  ____________________________________________
                                   (SIGNATURE)